EXHIBIT C

                                       TO

                       NOTE AND WARRANT PURCHASE AGREEMENT

                               SECURITY AGREEMENT

         THIS SECURITY AGREEMENT (this "Security Agreement") is executed as of March 7, 2005, by MIRAVANT MEDICAL TECHNOLOGIES, a Delaware corporation (the "Company"), with headquarters located at 336 Bollay Drive, Santa Barbara, California 93117, in favor of ST. CLOUD INVESTMENTS, LTD., a British Virgin Islands company (the "Secured Party").

                                    RECITALS

         A. The Company and the Secured Party have entered into a Note and Warrant Purchase Agreement, dated as of the date hereof (the "Purchase Agreement"), pursuant to which the Company has agreed to issue to the Secured Party, and the Secured Party has agreed to purchase from the Company, on the terms and conditions set forth therein, Secured Convertible Promissory Notes (each a "Note" and collectively, the "Notes").

         B. In order to induce the Secured Party to extend the credit evidenced by the Notes, Company has agreed to enter into this Security Agreement and to grant to the Secured Party, the security interest in the Collateral described below.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company hereby agrees with the Secured Party as follows:

1. Definitions and Interpretation. When used in this Security Agreement, the following terms have the following respective meanings:

                  "Collateral" has the meaning given to that term in Section 2 hereof.

                  "Obligations" means the Notes, including, all interest, fees, charges, expenses, attorneys' fees and costs and accountants' fees and costs chargeable to and payable by the Company hereunder and thereunder, in each case, whether direct or indirect, absolute or contingent, due or to become due, and whether or not arising after the commencement of a proceeding under Title 11 of the United States Code (11 U.S.C. Section 101 et seq.), as amended from time to time (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

                  "Permitted Liens" means (a) Liens for taxes not yet delinquent or Liens for taxes being contested in good faith and by appropriate proceedings for which adequate reserves have been established; (b) Liens in respect of property or assets imposed by law which were incurred in the ordinary course of business, such as carriers', warehousemen's, materialmen's and mechanics' Liens and other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings; (c) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, and mechanic's Liens, carrier's Liens and other Liens to secure the performance of tenders, statutory obligations, contract bids, government contracts, performance and return of money bonds and other similar obligations, incurred in the ordinary course of business, whether pursuant to statutory requirements, common law or consenual arrangements; (d) Liens in favor of the Secured Party; (e) Liens upon any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, so long as such Lien extends only to the equipment financed, and any accessions, replacements, substitutions and proceeds (including insurance proceeds) thereof or thereto;
(f) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods, (g) Liens which constitute rights of setoff of a customary nature or banker's liens, whether arising by law or by contract; (h) Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums; and (i) leases or subleases and licenses or sublicenses granted in the ordinary course of the Company's business.

     "UCC" means the Uniform Commercial Code as in effect in the State of California from time to time.

         All capitalized terms not otherwise defined herein shall have the respective meanings given in the Notes. Unless otherwise defined herein, all terms defined in the UCC have the respective meanings given to those terms in the UCC.

2. Grant of Security Interest. As security for the Obligations, the Company hereby pledges to the Secured Party and grants to the Secured Party a security interest of first priority in all right, title and interests of the Company in and to the property described in Attachment 1 hereto, whether now existing or hereafter from time to time acquired (collectively, the "Collateral"). Notwithstanding the foregoing, the security interest granted herein shall not extend to and the term "Collateral" shall not include any equipment or other property financed by a third party, provided that such third party's Liens are Liens of the type described in subsection (e) of the definition of Permitted Liens 3. General Representations and Warranties. The Company represents and warrants to the Secured Party that (a) the Company is the owner of the Collateral (or, in the case of after-acquired Collateral, at the time the Company acquires rights in the Collateral, will be the owner thereof) and that no other Person has (or, in the case of after-acquired Collateral, at the time the Company acquires rights therein, will have) any right, title, claim or interest (by way of Lien or otherwise) in, against or to the Collateral, other than Permitted Liens; (b) upon the filing of UCC-1 financing statements in the appropriate filing offices and patent assignments with the U.S. Patent and Trademark Office, the Secured Party has (or in the case of after-acquired Collateral, at the time the Company acquires rights therein, will have) a first priority perfected security interest in the Collateral to the extent that a security interest in the Collateral can be perfected by such filing, except for Permitted Liens; (c) all accounts receivable and payment intangibles are genuine and enforceable against the party obligated to pay the same; (d) the originals of all documents evidencing all accounts receivable and payment intangibles of the Company and the only original books of account and records of the Company relating thereto are, and will continue to be, kept at the address of the Company set forth in Section 7 of this Security Agreement.

4. Covenants Relating to Collateral. The Company hereby agrees (a) to perform all acts that may be necessary to maintain, preserve, protect and perfect the Collateral, the Lien granted to the Secured Party therein and the perfection and priority of such Lien, except for Permitted Liens; (b) not to use or permit any Collateral to be used (i) in violation in any material respect of any applicable law, rule or regulation, or (ii) in violation of any policy of insurance covering the Collateral; (c) to pay promptly when due all taxes and other governmental charges, all Liens and all other charges now or hereafter imposed upon or affecting any Collateral; (d) without 30 days' written notice to the Secured Party, (i) not to change the Company's name or place of business (or, if the Company has more than one place of business, its chief executive office), or the office in which the Company's records relating to accounts receivable and payment intangibles are kept, and (ii) not to change the Company's state of incorporation; and (f) to procure, execute and deliver from time to time any endorsements, assignments, financing statements and other writings reasonably deemed necessary or appropriate by the Secured Party to perfect, maintain and protect its Lien hereunder and the priority thereof and to deliver promptly upon the request of the Secured Party all originals of Collateral consisting of instruments. 5. Authorized Action by the Secured Party. The Company hereby irrevocably appoints the Secured Party as its attorney-in-fact (which appointment is coupled with an interest) and agrees that the Secured Party may perform (but the Secured Party shall not be obligated to and shall incur no liability to the Company or any third party for failure so to do) any act which the Company is obligated by this Security Agreement to perform, and to exercise such rights and powers as the Company might exercise with respect to the Collateral, including the right to (a) collect by legal proceedings or otherwise and endorse, receive and receipt for all dividends, interest, payments, proceeds and other sums and property now or hereafter payable on or on account of the Collateral; (b) enter into any extension, reorganization, deposit, merger, consolidation or other agreement pertaining to, or deposit, surrender, accept, hold or apply other property in exchange for the Collateral; (c) make any compromise or settlement, and take any action it deems advisable, with respect to the Collateral; (d) insure, process and preserve the Collateral; (e) pay any indebtedness of the Company relating to the Collateral; and (f) file UCC financing statements in the appropriate jurisdictions and patent assignments with the U.S. Patent and Trademark Office and execute other documents, instruments and agreements required hereunder; provided, however, that the Secured Party shall not exercise any such powers granted pursuant to subsections
(a) through (e) prior to the occurrence of an Event of Default and shall only exercise such powers during the continuance of an Event of Default.

6. Default and Remedies.

(a) Default. The Company shall be deemed in default under this Security Agreement upon the occurrence and during the continuance of an Event of Default (as defined in the Notes). (b) Remedies. Upon the occurrence and during the continuance of any such Event of Default, the Secured Party shall have the rights of a secured creditor under the UCC, all rights granted by this Security Agreement and by law, including the right to: (a) require the Company to assemble the Collateral and make it available to the Secured Party at a place to be designated by the Secured Party; and (b) prior to the disposition of the Collateral, store, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent the Secured Party deems appropriate. The Company hereby agrees that ten (10) days' notice of any intended sale or disposition of any Collateral is reasonable. In furtherance of the Secured Party's rights hereunder, the Company hereby grants to the Secured Party an irrevocable, non-exclusive license, exercisable without royalty or other payment by the Secured Party, and only in connection with the exercise of remedies hereunder, to use, license or sublicense any patent, trademark, trade name, copyright or other intellectual property in which the Company now or hereafter has any right, title or interest together with the right of access to all media in which any of the foregoing may be recorded or stored.

(c) Application of Collateral Proceeds. The proceeds and/or avails of the Collateral, or any part thereof, and the proceeds and the avails of any remedy hereunder (as well as any other amounts of any kind held by the Secured Party at the time of, or received by the Secured Party after, the occurrence of an Event of Default) shall be paid to and applied as follows:

(i) First, to the payment of reasonable costs and expenses, including all amounts expended to preserve the value of the Collateral, of foreclosure or suit, if any, and of such sale and the exercise of any other rights or remedies, and of all proper fees, expenses, liability and advances, including reasonable legal expenses and attorneys' fees, incurred or made hereunder by the Secured Party; (ii) Second, to the payment to the Secured Party of the amount then owing or unpaid to the Secured Party (to be applied first to accrued interest and second to outstanding principal); and (iii) Third, to the payment of the surplus, if any, to the Company, its successors and assigns, or to whomsoever may be lawfully entitled to receive the same. 7. Miscellaneous. (a) Notices. Except as otherwise provided herein, all notices, requests, demands, consents, instructions or other communications to or upon the Company or the Secured Party under this Security Agreement shall be in writing and faxed, mailed or delivered to each party to the facsimile number or its address set forth below (or to such other facsimile number or address as the recipient of any notice shall have notified the other in writing). All such notices and communications shall be effective (a) when sent by Federal Express or other overnight service of recognized standing, on the business day following the deposit with such service; (b) when mailed, by registered or certified mail, first class postage prepaid and addressed as aforesaid through the United States Postal Service, upon receipt; (c) when delivered by hand, upon delivery; and (d) when faxed, upon confirmation of receipt.

         Secured Party:



                                    Facsimile:
                                              -------------------------

         with a copy to:

                                    Stradling Yocca Carlson & Rauth

                      660 Newport Center Drive, Suite 1600

                                    Newport Beach, CA 92660
                                    Attention: Bruce Feucther
                                    Facsimile:  (949) 823-5123

         the Company:

                                    Miravant Medical Technologies
                                    336 Bollay Drive
                                    Santa Barbara, CA 93117
                                    Attention: Gary S. Kledzik
                                    Facsimile: (805) 685-7981

         with a copy to:

                     Sheppard Mullin Richter & Hampton, LLP

                                    800 Anacapa Street
                                    Santa Barbara, CA 93101
                                    Attention:  Joseph E. Nida, Esq.
                                    Facsimile: (805) 568-1955

                     Wilson Sonsini Goodrich & Rosati, P.C.

                                    650 Page Mill Road
                                    Palo Alto, CA 94304-1050
                                    Attention:  John Sheridan, Esq.
                                    Facsimile:  (650) 493-6811

(b) Termination of Security Interest. Upon the payment in full of all Obligations and the cancellation or termination of any commitment to extend credit or purchase Notes under the Purchase Agreement, the security interest granted herein shall terminate and all rights to the Collateral shall revert to the Company. Upon such termination the Secured Party hereby authorizes the Company to file any UCC termination statements necessary to effect such termination and the Secured Party will execute and deliver to the Company any additional documents or instruments as the Company shall reasonably request to evidence such termination. (c) Nonwaiver. No failure or delay on the Secured Party's part in exercising any right hereunder shall operate as a waiver thereof or of any other right nor shall any single or partial exercise of any such right preclude any other further exercise thereof or of any other right.

(d) Amendments and Waivers. This Security Agreement may not be amended or modified, nor may any of its terms be waived, except by written instruments signed by the Company and the Secured Party. Each waiver or consent under any provision hereof shall be effective only in the specific instances for the purpose for which given.

(e) Assignments. This Security Agreement shall be binding upon and inure to the benefit of the Secured Party and the Company and their respective successors and assigns; provided, however, that the Company may not sell, assign or delegate rights and obligations hereunder without the prior written consent of the Secured Party. (f) Cumulative Rights, etc. The rights, powers and remedies of the Secured Party under this Security Agreement shall be in addition to all rights, powers and remedies given to the Secured Party by virtue of any applicable law, rule or regulation of any governmental authority, any Transaction Document or any other agreement, all of which rights, powers, and remedies shall be cumulative and may be exercised successively or concurrently without impairing the Secured Party's rights hereunder. The Company waives any right to require the Secured Party to proceed against any person or entity or to exhaust any Collateral or to pursue any remedy in the Secured Party's power.

(g) Payments Free of Taxes, Etc. All payments made by the Company under the Transaction Documents shall be made by the Company free and clear of and without deduction for any and all present and future taxes, levies, charges, deductions and withholdings. In addition, the Company shall pay upon demand any stamp or other taxes, levies or charges of any jurisdiction with respect to the execution, delivery, registration, performance and enforcement of this Security Agreement. Upon request by the Secured Party, the Company shall furnish evidence satisfactory to the Secured Party that all requisite authorizations and approvals by, and notices to and filings with, governmental authorities and regulatory bodies have been obtained and made and that all requisite taxes, levies and charges have been paid.

(h) Partial Invalidity. If at any time any provision of this Security Agreement is or becomes illegal, invalid or unenforceable in any respect under the law or any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Security Agreement nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired thereby.

(i) Construction. Each of this Security Agreement and the other Transaction Documents is the result of negotiations among, and has been reviewed by, the Company, the Secured Party and their respective counsel. Accordingly, this Security Agreement and the other Transaction Documents shall be deemed to be the product of all parties hereto, and no ambiguity shall be construed in favor of or against the Company or the Secured Party. (j) Entire Agreement. This Security Agreement taken together with the other Transaction Documents constitute and contain the entire agreement of the Company and the Secured Party and supersede any and all prior agreements, negotiations, correspondence, understandings and communications among the parties, whether written or oral, respecting the subject matter hereof.

(k) Other Interpretive Provisions. References in this Security Agreement and each of the other Transaction Documents to any document, instrument or agreement
(a) includes all exhibits, schedules and other attachments thereto, (b) includes all documents, instruments or agreements issued or executed in replacement thereof, and (c) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, modified and supplemented from time to time and in effect at any given time. The words "hereof," "herein" and "hereunder" and words of similar import when used in this Security Agreement or any other Transaction Document refer to this Security Agreement or such other Transaction Document, as the case may be, as a whole and not to any particular provision of this Security Agreement or such other Transaction Document, as the case may be. The words "include" and "including" and words of similar import when used in this Security Agreement or any other Transaction Document shall not be construed to be limiting or exclusive.

(l) Governing Law. This Security Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules (except to the extent governed by the UCC). (m) Counterparts. This Security Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall be deemed to constitute one instrument.

            [The remainder of this page is intentionally left blank]

                     [Signature page to Security Agreement]

         IN WITNESS WHEREOF, the Company has caused this Security Agreement to be executed as of the day and year first above written.

                                         MIRAVANT MEDICAL TECHNOLOGIES


                                        By:
                                        ----------------------------------------
                                           Name:    John M. Philpott
                                           Title:   Chief Financial Officer


AGREED:

ST. CLOUD INVESTMENTS, LTD. a British Virgin Islands company, as Secured Party

By:
   --------------------------------------------------
         Name:
         Title:

                                  ATTACHMENT 1

                              TO SECURITY AGREEMENT

         All right, title, interest, claims and demands of the Company in and to the following property: (i) All goods and equipment now owned or hereafter acquired, including, without limitation, all laboratory equipment, computer equipment, office equipment, machinery, fixtures, vehicles, and any interest in any of the foregoing, and all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing, wherever located; (ii) All inventory now owned or hereafter acquired, including, without limitation, all merchandise, raw materials, parts, supplies, packing and shipping materials, work in process and finished products including such inventory as is temporarily out of the Company's custody or possession or in transit and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing and any documents of title representing any of the above, and the Company's books relating to any of the foregoing; (iii) All contract rights, general intangibles, health care insurance receivables, payment intangibles and commercial tort claims, now owned or hereafter acquired, including, without limitation, all patents, patent rights (and applications and registrations therefor), trademarks and service marks (and applications and registrations therefor), inventions, copyrights, mask works (and applications and registrations therefor), trade names, trade styles, software and computer programs, trade secrets, methods, processes, know how, drawings, specifications, descriptions, and all memoranda, notes, and records with respect to any research and development, goodwill, license agreements, franchise agreements, blueprints, drawings, purchase orders, customer lists, route lists, infringements, claims, computer programs, computer disks, computer tapes, literature, reports, catalogs, design rights, income tax refunds, payments of insurance and rights to payment of any kind and whether in tangible or intangible form or contained on magnetic media readable by machine together with all such magnetic media; (iv) All now existing and hereafter arising accounts, contract rights, royalties, license rights and all other forms of obligations owing to the Company arising out of the sale or lease of goods, the licensing of technology or the rendering of services by the Company (subject, in each case, to the contractual rights of third parties to require funds received by the Company to be expended in a particular manner), whether or not earned by performance, and any and all credit insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by the Company and the Company's books relating to any of the foregoing; (v) All documents, cash, deposit accounts, letters of credit, letter of credit rights, supporting obligations, certificates of deposit, instruments, chattel paper, electronic chattel paper, tangible chattel paper and investment property, including, without limitation, all securities, whether certificated or uncertificated, security entitlements, securities accounts, commodity contracts and commodity accounts, and all financial assets held in any securities account or otherwise, wherever located, now owned or hereafter acquired and the Company's books relating to the foregoing; and (vi) Any and all claims, rights and interests in any of the above and all substitutions for, additions and accessions to and proceeds thereof, including, without limitation, insurance, condemnation, requisition or similar payments and the proceeds thereof.